EXHIBIT 99.1

Boise Cascade
Investor Relations
1111 West Jefferson Street  PO Box 50  Boise, ID 83728
T 208 384 7023  F 208 384 4913

News Release

Media Contact	Investor Relations Contact
Mike Moser	Rob McNutt
Office 208 384 6016 Cell 208 867 4346	Office 208 384 7023

For Immediate Release:  November 1, 2006

BOISE ANNOUNCES THIRD QUARTER 2006 FINANCIAL RESULTS

BOISE, Idaho – Boise Cascade Holdings, L.L.C., today reported third quarter 2006 income from operations of $63.1 million, compared with $60.1 million for the second quarter of 2006.  In third quarter 2005, Boise reported income from operations of $79.4 million.

Third quarter 2006 net income was $34.9 million, compared with $33.4 million in the second quarter of 2006.  This compares with net income of $28.5 million for the same period a year ago.

“Continued strengthening in paper and packaging markets offset the negative impact of the sharp falloff in new residential construction activity on our building products businesses,” said Tom Stephens, chairman and chief executive officer.

FINANCIAL HIGHLIGHTS
($ in millions)

	3Q 2006	3Q 2005	2Q 2006
Sales	$ 1,480.3	$ 1,556.3	$ 1,559.8
Income from operations	$ 63.1	$ 79.4	$ 60.1
Net income[1]	$ 34.9	$ 28.5	$ 33.4
EBITDA	$ 102.3	$ 113.5	$ 99.9

1Net income in third quarter 2005 includes $20.6 million of income tax expense related to the period we were a C corporation.

Sales

Sales in third quarter 2006 were $1.5 billion, compared with $1.6 billion in both the second quarter of 2006 and the third quarter of 2005.

Comparing third quarter 2006 with the same period a year ago, Building Materials Distribution sales decreased 10%, due primarily to decreases in sales volumes and commodity sales prices.  Wood Products sales were down 12% relative to the same period in 2005, due primarily to lower plywood and engineered wood products prices and volumes.  This decrease was offset, in part, by improved particleboard prices.  Paper sales increased 7%, due primarily to improved pricing for uncoated free sheet papers and increased sales volumes of specialty and premium papers, offset in part, by a decrease in commodity uncoated free sheet sales volumes and lower pulp sales.  Packaging & Newsprint sales increased 13%, due primarily to the addition of Central Texas Corrugated (CTC), which we purchased in February, coupled with improved corrugated container and sheet pricing and improved newsprint pricing.  These increases were offset, in part, by the adoption of a new accounting standard that related to containerboard trade sales.  In January 2006, we adopted Emerging Issues Task Force 04-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty.  Had this consensus been in effect in 2005, it would have reduced sales $15.5 million for the three months ended September 30, 2005, and would have reduced materials, labor, and other operating expenses by about the same amount.

Income From Operations

Income from operations decreased $16.3 million to $63.1 million in third quarter 2006, compared with $79.4 million in the same period a year ago.  Income from operations in second quarter 2006 was $60.1 million.

Comparing third quarter 2006 with third quarter 2005, segment income in Building Materials Distribution decreased $15.0 million, from $34.4 million a year ago to $19.4 million, due primarily to lower sales volumes and commodity prices, coupled with higher operating costs, offset in part, by an improved sales mix.  Segment income in Wood Products declined $29.1 million, from $34.7 million a year ago to $5.6 million, due primarily to lower plywood and EWP prices and volumes, coupled with higher delivered-log and conversion costs.  The negative impacts on segment income were offset, in part, by improved particleboard prices.  Segment income in Paper increased $20.7 million, from $10.1 million a year ago to

$30.8 million, due primarily to increased sales price and improved mix as we increased our sales of specialty and premium papers.  These increases were offset, in part, by higher fiber, chemical, and energy costs.  Segment income in Packaging & Newsprint increased $9.2 million, from $6.3 million a year ago to $15.5 million, due primarily to improved prices for linerboard, containers and newsprint, and the addition of CTC.  These increases were offset, in part, by higher fixed costs and chemical, fiber, and energy costs.

About Boise

Boise, headquartered in Boise, Idaho, manufactures engineered wood products, plywood, lumber, and particleboard and distributes a broad line of building materials, including wood products manufactured by the company.  Boise also manufactures a wide range of specialty and premium papers, including imaging papers for the office and home and papers for pressure sensitive applications, as well as printing and converting papers, containerboard and corrugated boxes, newsprint, and market pulp.  Visit Boise’s website at www.bc.com.

Webcast and Conference Call

Boise will host an audiovisual webcast and conference call on Wednesday, November 1, 2006, at 4:30 p.m. Eastern, at which time we will review the company’s recent performance.  You can join the webcast through the Boise website. Go to http://www.bc.com and click on the link to the webcast under the News & Events heading.  Slides will be posted 20 minutes before the beginning of the webcast.  Please go to the website at least 15 minutes before the start of the webcast to register and to download and install any necessary audio software.  To join the conference call, dial (800) 374-0165 (international callers should dial (706) 634-0995) at least 10 minutes before the start of the call.

The archived webcast will be available in News & Events (link in the About Boise section) of Boise’s website.  A replay of the conference call will be available from November 1 at 5:30 p.m. Eastern through December 1 at 11:59 p.m.  Playback numbers are (800) 642-1687 for U.S. calls and (706) 645-9291 for international calls, and the passcode will be 9158630.

Forward-Looking Statements

This news release includes forward-looking statements, and they are subject to a number of risks and uncertainties that could cause our results to differ materially from our expectations.  For a discussion of other risks and uncertainties regarding our operational and financial performance, please refer to our filings with the SEC.

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income

(unaudited, in thousands)

	Three Months Ended
	September 30				June 30,
	2006		2005		2006
Sales
Trade	$1,332,187		$1,423,005		$1,415,784
Related parties	148,159		133,292		144,005
	1,480,346		1,556,297		1,559,789
Costs and expenses
Materials, labor, and other operating expenses	1,286,763		1,358,764		1,360,280
Depreciation, amortization, and depletion	39,274		33,044		38,459
Selling and distribution expenses	71,555		69,185		71,607
General and administrative expenses	19,725		15,861		26,158
Other (income) expense, net	(105)		60		3,233
	1,417,212		1,476,914		1,499,737

Income from operations	63,134		79,383		60,052

Foreign exchange gain (loss)	(89)		1,039		1,360
Interest expense	(28,400)		(31,055)		(28,610)
Interest income	909		367		934
	(27,580)		(29,649)		(26,316)

Income before income taxes	35,554		49,734		33,736
Income tax provision	(616)	(e)	(21,260)	(e)	(305)	(e)
Net income	$34,938		$28,474		$33,431

Segment Information

(unaudited, in thousands)

	Three Months Ended
	September 30		June 30,
	2006	2005	2006
Segment sales
Building Materials Distribution	$756,608	$842,707	$832,700
Wood Products	299,131	338,567	314,656
Paper	373,458	350,135	381,695
Packaging & Newsprint	206,797	183,501	190,809
Intersegment eliminations and other	(155,648)	(158,613)	(160,071)
	$1,480,346	$1,556,297	$1,559,789

Segment income (loss)
Building Materials Distribution	$19,354	$34,427	$25,310
Wood Products	5,606	34,732	17,190
Paper	30,822	10,077	16,513
Packaging & Newsprint	15,523	6,289	13,843
Corporate and Other	(8,260)	(5,103)	(11,444)
	63,045	80,422	61,412

Interest expense	(28,400)	(31,055)	(28,610)
Interest income	909	367	934
Income before income taxes	$35,554	$49,734	$33,736

EBITDA (f)
Building Materials Distribution	$21,720	$36,807	$27,714
Wood Products	12,671	40,981	23,860
Paper	46,533	23,924	31,966
Packaging & Newsprint	28,293	15,519	26,528
Corporate and Other	(6,898)	(3,765)	(10,197)
	$102,319	$113,466	$99,871

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income

(unaudited, in thousands)

	Nine Months Ended September 30
	2006		2005
Sales
Trade	$4,085,469		$4,057,406
Related parties	424,929		425,773
	4,510,398		4,483,179
Costs and expenses
Materials, labor, and other operating expenses	3,959,765		3,878,831
Fiber costs from related parties	—		17,609
Depreciation, amortization, and depletion	114,390		95,393
Selling and distribution expenses	214,239		195,947
General and administrative expenses	67,345		53,101
Other (income) expense, net	1,003	(a)	3,848	(b)
	4,356,742		4,244,729

Income from operations	153,656		238,450

Foreign exchange gain (loss)	1,650		(2)
Change in fair value of interest rate swaps	—		9,886	(c)
Interest expense	(87,186)		(137,499)	(d)
Interest income	2,447		2,151
	(83,089)		(125,464)

Income before income taxes	70,567		112,986
Income tax provision	(2,139)	(e)	(34,242)	(e)
Net income	$68,428		$78,744

Segment Information

(unaudited, in thousands)

	Nine Months Ended September 30
	2006		2005
Segment sales
Building Materials Distribution	$2,351,154		$2,334,892
Wood Products	926,426		995,980
Paper	1,125,517		1,060,715
Packaging & Newsprint	576,393		545,058
Intersegment eliminations and other	(469,092)		(453,466)
	$4,510,398		$4,483,179
Segment income (loss)
Building Materials Distribution	$63,255		$79,841
Wood Products	41,619		99,151
Paper	44,767		66,453
Packaging & Newsprint	31,686		20,862
Corporate and Other	(26,021)	(a)	(27,859)	(b)
	155,306		238,448

Change in fair value of interest rate swaps	—		9,886	(c)
Interest expense	(87,186)		(137,499)	(d)
Interest income	2,447		2,151
Income before income taxes	$70,567		$112,986

EBITDA (f)
Building Materials Distribution	$70,373		$86,526
Wood Products	61,671		116,002
Paper	90,548		106,637
Packaging & Newsprint	69,213		48,542
Corporate and Other	(22,109)	(a)	(23,866)	(b)
	$269,696		$333,841

Summary Notes to Consolidated Statements of Income and Segment Information

The Consolidated Statements of Income, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2005 Annual Report on Form 10-K.  Net income for all periods presented involved estimates and accruals.

(a)          Includes a $3.7 million gain for changes in our retiree healthcare programs at our St. Helens, Oregon, pulp and paper mill and our Salem, Oregon, converting operations.

Includes a $1.7 million loss related to the sale of our headquarters building in Boise, Idaho. In connection with the sale, we entered into an operating lease to lease back 65% of the building over a staggered lease term of ten to 12 years.

(b)   Includes $3.6 million for the write-off of costs incurred in connection with the canceled initial public offering.

(c)          Represents the change in the fair value of interest rate swaps related to our amended and restated senior credit facilities.

(d)         Includes the write-off of $43.0 million of deferred financing costs resulting from the repayment of the Tranche B term loan.

(e)          On May 9, 2005, we converted to a C corporation from a limited liability company. As a result, tax expenses and benefits for the period of May 9 to September 30, 2005, were recognized by the corporation.  For the period of May 9 through September 30, 2005, we recorded income tax expense at an estimated annual effective tax provision rate of 43.5%.  In December 2005, we rescinded our conversion to a C corporation.  Except for our separate subsidiaries that are taxed as a corporation, tax expenses and benefits related to the year ended December 31, 2005, and the three and nine months ended September 30, 2006, were recognized by the partners of the limited liability company.

(f)            EBITDA represents income before interest (interest expense, interest income, and change in fair value of interest rate swaps), income taxes, and depreciation, amortization, and depletion.  The following table reconciles net income to EBITDA for the three months ended September 30, 2006 and 2005, and June 30, 2006:

	Three Months Ended
	September 30		June 30,
	2006	2005	2006
	(unaudited, in thousands)

Net income	$34,938	$28,474	$33,431
Interest expense	28,400	31,055	28,610
Interest income	(909)	(367)	(934)
Income tax provision	616	21,260	305
Depreciation, amortization, and depletion	39,274	33,044	38,459
EBITDA	$102,319	$113,466	$99,871

The following table reconciles net income to EBITDA for the nine months ended September 30, 2006 and 2005.

	Nine Months Ended
	September 30
	2006	2005
	(unaudited, in thousands)

Net income	$68,428	$78,744
Change in fair value of interest rate swaps	—	(9,886)
Interest expense	87,186	137,499
Interest income	(2,447)	(2,151)
Income tax provision	2,139	34,242
Depreciation, amortization, and depletion	114,390	95,393
EBITDA	$269,696	$333,841

Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	December 31,
	2006	2005
ASSETS

Current
Cash and cash equivalents	$59,876	$88,171
Receivables
Trade, less allowances of $2,001 and $1,947	408,216	338,821
Related parties	47,137	43,010
Other	13,644	20,980
Inventories	663,698	633,783
Other	16,052	10,694
	1,208,623	1,135,459
Property
Property and equipment
Land and land improvements	68,750	79,420
Buildings and improvements	222,996	226,232
Machinery and equipment	1,403,627	1,331,292
	1,695,373	1,636,944

Accumulated depreciation	(243,539)	(139,890)
	1,451,834	1,497,054
Fiber farms and timber deposits	39,750	52,236
	1,491,584	1,549,290

Deferred financing costs	33,018	37,778
Goodwill	21,846	15,101
Intangible assets	38,459	31,804
Other assets	28,676	44,231
Total assets	$2,822,206	$2,813,663

Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)
(unaudited, in thousands, except for equity units)

	September 30,	December 31,
	2006	2005
LIABILITIES AND CAPITAL

Current
Accounts payable	$376,425	$383,207
Accrued liabilities
Compensation and benefits	114,784	106,289
Interest payable	19,157	10,630
Other	79,968	46,244
	590,334	546,370
Debt
Long-term debt	1,258,900	1,365,800
Note payable to related party, net	279,916	270,854
	1,538,816	1,636,654
Other
Compensation and benefits	140,528	121,269
Other long-term liabilities	40,039	31,937
	180,567	153,206
Redeemable equity units
Series B equity units – 17,213,244 and 17,296,624 units outstanding	9,647	9,508
Series C equity units – 39,636,700 and 32,173,830 units outstanding	5,641	2,904
	15,288	12,412
Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 units authorized and outstanding	42,303	39,885
Series B equity units – no par value; 550,000,000 and 549,000,000 units authorized; 530,356,601 and 530,356,601 units outstanding	445,668	417,601
Series C equity units – no par value; 44,000,000 and 38,165,775 units authorized	9,230	7,535
Total capital	497,201	465,021
Total liabilities and capital	$2,822,206	$2,813,663

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended September 30
	2006	2005
Cash provided by (used for) operations
Net income	$68,428	$78,744
Items in net income not using (providing) cash
Depreciation, depletion, and amortization of deferred financing costs and other costs	116,629	145,867
Related-party interest expense	12,559	13,690
Deferred income tax provision	150	21,032
Pension and other postretirement benefit expense	20,671	21,388
Gain on changes in retiree healthcare programs	(3,741)	—
Change in fair value of interest rate swaps	—	(9,886)
Management equity units expense	2,750	2,188
Other	(525)	(1,341)
Decrease (increase) in working capital, net of acquisitions
Receivables	(54,524)	(121,816)
Inventories	(24,056)	(26,467)
Accounts payable and accrued liabilities	38,406	93,705
Pension and other postretirement benefit payments	(842)	(508)
Income taxes payable	(1,647)	5,917
Other	2,844	4,827
Cash provided by operations	177,102	227,340

Cash provided by (used for) investment
Expenditures for property and equipment	(105,095)	(116,791)
Acquisitions of businesses and facilities	(42,549)	—
Sales of assets	42,953	12,575
Repayment of note receivable from related party, net	—	157,509
Other	2,263	654
Cash provided by (used for) investment	(102,428)	53,947

Cash provided by (used for) financing
Issuances of long-term debt	293,300	840,000
Payments of long-term debt	(400,200)	(1,334,200)
Tax distributions to members	(19,206)	(23,295)
Note payable to related party, net	(2,536)	251,042
Proceeds from changes to interest rate swaps	25,620	—
Other	53	(3,067)
Cash used for financing	(102,969)	(269,520)

Increase (decrease) in cash and cash equivalents	(28,295)	11,767

Balance at beginning of the period	88,171	163,345

Balance at end of the period	$59,876	$175,112